Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On January 17, 2017, Nexstar Media Group, Inc. (formerly Nexstar Broadcasting Group, Inc. and herein referred to as “Nexstar”) completed its previously announced acquisition of Media General, Inc. (“Media General”) pursuant to an Agreement and Plan of Merger, dated as of January 27, 2016.  Substantially concurrent with this acquisition, Nexstar also completed the previously announced sale of the assets of 13 television stations in 12 markets for a total consideration of $547.8 million, plus working capital adjustments. These divestitures were made to comply with the Federal Communications Commission’s local television ownership rule and to meet the 39% U.S. television household national ownership cap. The stations sold are as follows:

Agreement Date	Buyer	Previous Owner	Station	Affiliation	Market	Price
May 10, 2016	Marquee Broadcasting, Inc.	Nexstar	KREG-TV	(a)	Denver, CO	$0.35 million
May 26, 2016	Bayou City Broadcasting Lafayette, Inc.	Nexstar	KADN-TV KLAF-LD	FOX NBC	Lafayette, LA	$40.0 million
May 26, 2016	Graham Media Group, Inc.	Nexstar Media General	WCWJ WSLS-TV	The CW NBC	Jacksonville, FL Roanoke-Lynchburg, VA	$120.0 million
June 3, 2016	Gray Television Group, Inc.	Media General	WBAY-TV KWQC-TV	ABC NBC	Green Bay, WI Davenport-Moline-Rock Island, IA	$270.0 million
June 10, 2016	USA Television MidAmerica Holdings, LLC	Nexstar Media General	WFFT-TV KQTV KIMT WTHI-TV WLFI-TV	FOX ABC CBS CBS CBS	Ft. Wayne, IN St. Joseph, MO Mason City, IA Terre Haute, IN Lafayette, IN	$115.0 million
June 30, 2016	Ramar Communications Inc.	Media General	KASA-TV	(b)	Albuquerque- Santa Fe, NM	$2.5 million

(a)	KREG-TV operated as a satellite station of Nexstar-owned CBS affiliate KREX-TV and will not retain such affiliation post-closing.
(b)	KASA-TV operated as a FOX affiliated station under Media General. It will not retain such affiliation post-closing.

The six stations previously owned by Nexstar were sold for $115.6 million in cash, plus working capital adjustments (the “Nexstar Divestitures”). The seven stations previously owned by Media General were sold for a total consideration of $432.2 million, plus working capital adjustments.

The unaudited pro forma condensed balance sheet gives effect to the Nexstar Divestitures as if they had occurred on September 30, 2016. The unaudited pro forma condensed statements of operations give effect to the Nexstar Divestitures as if they had occurred on January 1, 2015. The unaudited pro forma condensed financial statements do not purport to represent what the actual results of operations or financial position would have been had the Nexstar Divestitures occurred on the dates assumed, nor are they necessarily indicative of future results of operations or financial position.

The unaudited pro forma condensed financial statements are presented based on currently available information and certain assumptions, which are described in the accompanying notes and which management believes are reasonable. The actual amounts recorded as of the closing of the Nexstar Divestitures may differ materially from the information presented in the unaudited pro forma condensed financial statements as a result of several factors, including the completion of full valuation procedures on the divestitures described above which is the basis used to allocate the sales prices of certain stations previously owned by Nexstar and Media General and changes in the Nexstar Divestitures’ net assets between the pro forma balance sheet as of September 30, 2016 and the closing of the sale.

The unaudited pro forma condensed financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed financial statements, (ii) the audited consolidated financial statements and accompanying notes included in Nexstar’s Annual Report on Form 10-K as of and for the year ended December 31, 2015, filed with the Securities and Exchange Commission (“SEC”) on February 29, 2016, and (iii) the unaudited condensed consolidated financial statements and accompanying notes included in Nexstar’s Form 10-Q as of and for the three and nine months ended September 30, 2016, filed with the SEC on November 9, 2016.

NEXSTAR MEDIA GROUP INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

AS OF SEPTEMBER 30, 2016

(in thousands)

ASSETS	Historical	Nexstar Divestitures Pro Forma Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$29,256	$114,497	(a)	$143,753
Accounts receivable, net	214,404	(7,539)	(b)	206,865
Broadcast rights	15,495	(1,448)	(b)	14,047
Prepaid expenses and other current assets	27,866	(45)	(b)	27,821
Total current assets	287,021	105,465		392,486
Property and equipment, net	283,600	(9,504)	(b)	274,096
Goodwill	488,432	(19,963)	(b)	468,469
FCC licenses	542,524	(17,734)	(b)	524,790
Other intangible assets, net	336,406	(6,212)	(b)	330,194
Restricted cash	900,402	—		900,402
Other noncurrent assets, net	82,311	(1,542)	(b)	80,769
Total assets	$2,920,696	$50,510		$2,971,206
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$28,093	$—		$28,093
Current portion of broadcast rights payable	16,750	(1,463)	(b)	15,287
Accounts payable	25,388	(493)	(b)	24,895
Accrued expenses	70,364	14,865	(b)(c)	85,229
Interest payable	24,751	—		24,751
Other current liabilities	15,804	(183)	(b)	15,621
Total current liabilities	181,150	12,726		193,876
Debt	2,320,077	—		2,320,077
Deferred tax liabilities	111,079	9,297	(b)(d)	120,376
Other noncurrent liabilities	40,789	(1,927)	(b)	38,862
Total liabilities	2,653,095	20,096		2,673,191
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—		—
Class A common stock	316	—		316
Class B common stock	—	—		—
Class C common stock	—	—		—
Additional paid-in capital	392,836	—		392,836
Accumulated deficit	(197,065)	30,414	(e)	(166,651)
Treasury stock	(43,619)	—		(43,619)
Total Nexstar Media Group, Inc. stockholders’ equity	152,468	30,414		182,882
Noncontrolling interests in consolidated variable interest entities	115,133	—		115,133
Total stockholders’ equity	267,601	30,414		298,015
Total liabilities and stockholders’ equity	$2,920,696	$50,510		$2,971,206

See the accompanying notes to the unaudited pro forma condensed financial statements.

NEXSTAR MEDIA GROUP INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(in thousands)

	Historical	Nexstar Divestitures Pro Forma Adjustments (b)	Pro Forma
Net revenue	$793,311	$(28,538)	$764,773
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	283,802	(7,113)	276,689
Selling, general, and administrative expenses, excluding depreciation and amortization	197,539	(5,995)	191,544
Amortization of broadcast rights	44,060	(2,750)	41,310
Amortization of intangible assets	34,903	(592)	34,311
Depreciation	38,174	(1,044)	37,130
Total operating expenses	598,478	(17,494)	580,984
Income from operations	194,833	(11,044)	183,789
Interest expense, net	(70,853)	—	(70,853)
Other expenses	(409)	—	(409)
Income before income taxes	123,571	(11,044)	112,527
Income tax expense	(50,882)	4,277	(46,605)
Net income	72,689	(6,767)	65,922
Net (income) attributable to noncontrolling interests	(1,634)	—	(1,634)
Net income attributable to Nexstar Media Group, Inc.	$71,055	$(6,767)	$64,288
Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$2.32		$2.10
Diluted	$2.25		$2.03
Weighted average number of common shares outstanding:
Basic	30,678		30,678
Diluted	31,619		31,619

See the accompanying notes to the unaudited pro forma condensed financial statements.

NEXSTAR MEDIA GROUP INC.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(in thousands)

	Historical	Nexstar Divestitures Pro Forma Adjustments (b)	Pro Forma
Net revenue	$896,377	$(34,401)	$861,976
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	302,257	(7,384)	294,873
Selling, general, and administrative expenses, excluding depreciation and amortization	232,480	(7,519)	224,961
Amortization of broadcast rights	59,836	(3,837)	55,999
Amortization of intangible assets	48,475	(918)	47,557
Depreciation	47,222	(1,239)	45,983
Total operating expenses	690,270	(20,897)	669,373
Income from operations	206,107	(13,504)	192,603
Interest expense, net	(80,520)	—	(80,520)
Other expenses	(517)	—	(517)
Income before income taxes	125,070	(13,504)	111,566
Income tax expense	(48,687)	5,230	(43,457)
Net income	76,383	(8,274)	68,109
Net loss attributable to noncontrolling interests	1,301	—	1,301
Net income attributable to Nexstar Media Group, Inc.	$77,684	$(8,274)	$69,410
Net income per common share attributable to Nexstar Media Group, Inc.:
Basic	$2.50		$2.23
Diluted	$2.42		$2.16
Weighted average number of common shares outstanding:
Basic	31,100		31,100
Diluted	32,091		32,091

See the accompanying notes to the unaudited pro forma condensed financial statements.

NEXSTAR MEDIA GROUP, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma condensed balance sheet and the unaudited pro forma condensed statements of operations includes the following adjustments:

(a)

Represents the proceeds attributable to the Nexstar Divestitures, including adjustments for working capital, of $115.6 million, less the fees associated with the sale of $1.2 million. Certain sale agreements do not allocate the sales price between the stations previously owned by Nexstar and the stations previously owned by Media General. In order to calculate the proceeds attributable to the Nexstar Divestitures, the sales prices were allocated using the estimated fair value of the stations derived from their estimated future cash flows.

(b)	Represents the elimination of historical amounts attributable to the Nexstar Divestitures.

(c)	Represents the federal and state tax payable of $16.0 million resulting from the estimated taxable gain on the Nexstar Divestitures of $89.9 million, using a blended statutory tax rate.

(d)	Represents the use of $18.8 million federal net operating losses due to the Nexstar Divestitures.

(e)

Represents the estimated book gain on the Nexstar Divestitures of $66.4 million, less the fees associated with the sale of $1.2 million and $34.8 million estimated taxes using a blended statutory tax rate on the estimated taxable gain.